Exhibit 99.3
TERMINATION AGREEMENT IN RESPECT OF CANADIAN GUARANTEE AND SECURITY AGREEMENT
     TERMINATION AGREEMENT dated as of October 24, 2005 among NORTEL NETWORKS LIMITED, NORTEL NETWORKS INC., the Subsidiary Guarantors party hereto and JPMORGAN CHASE BANK, N.A.
     WHEREAS, Nortel Networks Limited (“NNL”), Nortel Networks Inc., the Subsidiary Guarantors party thereto (each of NNL, NNI and the Subsidiary Guarantors, a “Lien Grantor”) and JPMorgan Chase Bank, N.A. (the “Collateral Agent”) entered into the Canadian Guarantee and Security Agreement dated as of April 4, 2002, as amended by Amendment No. 1 to the Canadian Guarantee and Security Agreement dated as of December 12, 2002 (the “Security Agreement”);
     WHEREAS, NNL, the other Lien Grantors and certain of NNL’s other Subsidiaries have delivered a termination request letter dated October 24, 2005 to the Collateral Agent and Export Development Corporation (“EDC”) requesting (i) the Collateral Agent to terminate the Security Agreement and to release the Total Collateral from the Liens created thereunder (the “Requests”) and (ii) EDC to instruct the Collateral Agent to take certain actions necessary to effect the Requests pursuant to Section 18(c)(b)(y) of the Security Agreement;
     WHEREAS, EDC has (i) consented to the termination of the Security Agreement pursuant to Section 25 of the Security Agreement, (ii) consented to the release of the Total Collateral from the Liens created by the Security Agreement pursuant to Section 19(h) of the Security Agreement and (iii) instructed the Collateral Agent to take certain actions necessary to effect the Requests pursuant to Section 18(c)(b)(y) of the Security Agreement;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1     Definitions. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Security Agreement.
     Section 2     Termination. All provisions of the Security Agreement, other than Sections 15, 17, 18 and 19(i) thereof, are hereby terminated in full in accordance with Section 25 thereof, the Total Collateral is hereby irrevocably, fully and finally released from the Liens created thereunder pursuant to Section 19(h) of the Security Agreement, and such Liens are hereby irrevocably, fully and finally terminated, released and discharged.
     Section 3     Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.
     Section 4     Expenses. Each Lien Grantor will promptly upon demand pay to the Collateral Agent any reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts, that the Collateral Agent may incur in connection with the termination of the Security Agreement and the release and discharge of the Total Collateral.
     Section 5     Further Assurances. The Collateral Agent and each Lien Grantor will promptly execute and deliver to EDC and any other Lien Grantor, if applicable, such documents as EDC or such other Lien Grantor shall reasonably request to evidence the release of the Total Collateral and the Liens created thereunder and shall deliver to EDC and such other Lien Grantor any documents or instruments, including without limitation stock certificates, promissory notes and bonds evidencing any property no longer subject to any Transaction Lien.
     Section 6     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be duly executed by their respective authorized officers as of the date first written above.

JPMORGAN CHASE BANK, N.A.

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NORTEL NETWORKS LIMITED

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NORTEL NETWORKS INC.

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1328556 ONTARIO INC

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NORTEL COMMUNICATIONS INC.

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NORTEL NETWORKS GLOBAL CORPORATION

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NORTEL NETWORKS INTERNATIONAL CORPORATION

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NORTEL NETWORKS TECHNOLOGY CORPORATION

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Consented to this                           day of October, 2005.

EXPORT DEVELOPMENT CANADA

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